Exhibit 99.1

TearLab Corporation Reports Third Quarter and September Year-To-Date 2016 Financial Results

SAN DIEGO, November 7, 2016 — TearLab Corporation (NASDAQ:TEAR) (TSX: TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the third quarter and nine months ended September 30, 2016. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Recent Highlights

●	Total revenue of $20.9 million grew 14% year-to-date with all time high revenue of $7.2 million for the third quarter

●	Flex business reached an all-time high of approximately $21,000 annualized revenue per account, driving growth of 5% quarter over quarter

●	Net loss per share of $(0.07) improved from $(0.24) for the same period in the prior year

●	Entered into an agreement with PRN Physicians Recommended Nutriceuticals (PRN) for co-promotion of PRNs omega-3 formulations

For the three months ended September 30, 2016, TearLab’s net revenues were $7.2 million, up 9% from $6.6 million for the same period in 2015. A net total of 232 TearLab Osmolarity® Systems were added in the third quarter of 2016, of which 85 were under the Company’s new Flex program and 66 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the third quarter ended September 30, 2016:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	496	431	$1,801	$2,072
Use	200	199	$3,819	$3,838
Masters	1,730	220	$3,480	$27,363
Flex	1,878	802	$8,937	$20,926
Total	4,304	1,652

The Company’s reported net loss for the 2016 third quarter was approximately $4.0 million, or ($0.07) basic loss per share, compared to a reported net loss of approximately $8.1 million, or ($0.24) basic loss per share, in the third quarter of 2015.

“During the quarter, and despite the slower summer season, we began to see the anticipated growth in sales following a strategic shift in our commercial model. Our restructured sales force, which has become smaller and more effective, has done an excellent job of reorganizing accounts in order to make the use of our devices more efficient,” said Seph Jensen, TearLab’s Chief Executive Officer. “Our focus on clinical value and growing utilization is reflected in our results, and we expect to see continued growth from both expansion and productivity gains in our device footprint.”

Current Business Outlook

●	TearLab maintains its full year 2016 guidance for revenue growth, R&D spend, and cash burn.

●	The Company continues to make progress on its next generation platform to incorporate additional biomarkers in a single test. The Company made the strategic decision to include three biomarkers on the first test in its next generation device including osmolarity and two biomarkers for inflammation.

●	The Company continues to anticipate receiving CE mark in the European Union by the end of 2016. The CE mark approval is then expected to be used to build clinical data and the registration file for a 510K submission to the U.S. Food and Drug Administration (FDA) in the first half of 2017.

Mr. Jensen concluded, “As part of our efforts to further the diagnosis and treatment of Dry Eye Disease, we recently entered into a co-promotion agreement with PRN whereby the TearLab U.S. sales force will promote PRN omega-3 formulations, which have been clinically proven to reduce osmolarity levels in dry eye patients. We believe this will enable us to create additional revenue and increase awareness of the need for an objective measure of osmolarity levels, all through our current sales channels without additional expense load. This partnership creates synergy for improved market presence, and we are excited about having PRN in our portfolio and look forward to the positive impact for the Company.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial and operational performance including anticipated savings from the strategic restructuring, opportunities associated with new program offerings, accessing future capital, plans with respect to our marketing strategy, and potential results of our new co-promotion agreement with PRN. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, expected to be filed with the SEC on November 9, 2016. We do not undertake to update any forward-looking statements except as required by law.

TearLab Corp.

Condensed Consolidated Statements of Operations and Consolidate Loss

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	ended September 30,
	2016	2015
Revenue
Product sales	$6,463	$5,522
Reader equipment rentals	760	1,090
Total revenue	7,223	6,612
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,564	2,827
Cost of goods sold - reader equipment depreciation	527	467
Gross profit	4,132	3,318
Operating expenses
Sales and marketing	3,109	4,589
Clinical, regulatory and research & development	1,007	1,796
General and administrative	2,598	4,087
Amortization of intangible assets	359	389
Total operating expenses	7,073	10,861
Loss from operations	(2,941)	(7,543)
Other income (expense)	(1,041)	(521)
Net loss and comprehensive loss	$(3,982)	$(8,064)
Weighted average shares outstanding - basic	53,348,908	33,728,931
Net loss per share – basic	$(0.07)	$(0.24)
Weighted average shares outstanding - diluted	53,348,908	33,774,324
Net loss per share – diluted	$(0.07)	$(0.24)

TearLab Corp.

Condensed Consolidated Statements of Operations and Consolidate Loss

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Nine months
	ended September 30,
	2016	2015
Revenue
Product sales	$17,393	$14,534
Reader equipment rentals	3,500	3,830
Total revenue	20,893	18,364
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	7,569	8,073
Cost of goods sold - reader equipment depreciation	1,635	1,216
Gross profit	11,689	9,075
Operating expenses
Sales and marketing	11,109	14,932
Clinical, regulatory and research & development	2,805	4,911
General and administrative	9,490	11,382
Amortization of intangible assets	966	1,166
Total operating expenses	24,370	32,391
Loss from operations	(12,681)	(23,316)
Other income (expense)	(2,898)	(987)
Net loss and comprehensive loss	$(15,579)	$(24,303)
Weighted average shares outstanding - basic	44,042,032	33,676,917
Net loss per share – basic	$(0.35)	$(0.72)
Weighted average shares outstanding - diluted	44,042,032	33,723,678
Net loss per share – diluted	$(0.35)	$(0.72)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash	$17,548	$13,838
Accounts receivable, net	2,407	3,021
Inventory	3,404	3,972
Prepaid expenses and other current assets	837	790
Total current assets	24,196	21,621

Fixed assets, net	4,713	5,352
Intangible assets, net	234	1,197
Other non-current assets	331	181
Total assets	$29,474	$28,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,865	$2,292
Accrued liabilities	3,233	5,047
Deferred Rent	110	114
Obligations under warrants	—	29
Total current liabilities	5,208	7,482

Long-term debt	25,990	24,859

Total liabilities	31,198	32,341

Exchange right	—	250

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 2,764 and 0 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,911	—
Common stock, $0.001 par value, 95,000,000 and 65,000,000 authorized, 52,825,347 and 33,760,904 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	54	34
Additional paid-in capital	504,679	488,514
Accumulated deficit	(508,368)	(492,788)
Total stockholders’ equity (deficit)	(1,724)	(4,240)
Total liabilities and stockholders’ equity	$29,474	$28,351